UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): December 12, 2013

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	0-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Norfolk Avenue
South Easton, MA 02375
 (Address of principal executive offices)(Zip Code)

Registrants Telephone Number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Selection of Directors; Appointment of Certain Officers; Compensating Arrangements of Certain Officers.

On December 12, 2013, the stockholders of Pressure BioSciences, Inc. (the “Company”) acting at the Company’s Special Meeting of Stockholders (the “Meeting”), approved The 2013 Equity Incentive Plan (the “Plan”). The Plan had previously been approved by the Board of Directors, subject to stockholder approval. The Plan includes the authorization to issue 3,000,000 shares of common stock reserved for issuance under the Plan. Stock options, restricted stock, stock bonuses, stock appreciation rights, restricted stock units and performance awards can be granted to the Company’s directors, employees and consultants under the Plan.

The material terms of the Plan are described on pages 18 through 19 of the Company’s definitive proxy statement for the Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on November 14, 2013 in the section titled “PROPOSAL NO. 3 – APPROVAL OF PRESSURE BIOSCIENCES, INC. 2013 EQUITY INCENTIVE PLAN,” which description is incorporated herein by reference. The description of the Plan in the Company’s Proxy Statement is qualified in its entirety by reference to the full text of The 2013 Equity Incentive Plan, which is set forth as Exhibit A to the Proxy Statement and attached hereto as Exhibit 10.1.

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Meeting, the stockholders voted on the following five (5) proposals and cast their votes as described below.  These matters are described in detail in the Proxy Statement. As of the record date for the meeting, there were 11,949,267 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding and entitled to vote.  There were 6,223,167 shares present in person or by proxy at the Meeting.

Proposal 1 — Elect two Class II Directors to hold office until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	For	Against	Withhold	Broker Non-Votes

Vito J. Mangiardi	1,707,589	0	300,262	4,225,316
Kevin A. Pollack	1,745,389	0	262,462	4,225,316

Based on the votes set forth above, Messrs. Mangiardi and Pollack were duly elected to serve as a Class II director of the Company for a term expiring at the Company’s 2016 annual meeting of stockholders and until their successors shall have been elected and qualified, or until their earlier death, resignation or removal.

Proposal 2 — To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for 2013.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

5,812,378	419,789	1,000	--

Proposal 3 — To consider and act on the Pressure BioSciences, Inc. 2013 Equity Incentive Plan.

The Company’s 2013 Equity Incentive Plan was approved.  A summary of the Plan is set forth under the heading “PROPOSAL NO. 3 – APPROVAL OF PRESSURE BIOSCIENCES, INC. 2013 EQUITY INCENTIVE PLAN” in the Proxy Statement.  The summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which was included as Exhibit A to the Proxy Statement and is also incorporated herein by reference and attached hereto as Exhibit 10.1.

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,505,084	459,467	43,300	4,225,316

Proposal 4 — To approve, on an advisory basis, a non-binding resolution to approve the compensation of our named executive officers.

The compensation of the Company’s named executive officers was approved, on an advisory basis. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,489,224	499,127	19,500	4,225,316

Proposal 5 — To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.

The Company’s stockholders selected three years as the rate of frequency of the holding of an advisory vote on executive compensation. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

619,211	276,993	1,061,725	49,922	4,225,316

Item 9.01  Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number	Description of Exhibits
10.1	The 2013 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: December 18, 2013	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
Chief Executive Officer